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                                   EXHIBIT 11
                            VESTRO NATURAL FOODS INC.

                    Computation of Earnings Per Common Share

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

                                                                      Year Ended December 31,
                                                                ----------------------------------
                                                                1996           1995           1994
                                                                ----           ----           ----
Primary earnings:

Net income                                                  $1,203,000     $  602,000     $  538,000

Weighted average number of
  common shares outstanding                                  5,950,588      5,950,588      6,088,600

Effect of common stock
  equivalents                                                  324,537        116,788        171,530
                                                            ----------     ----------     ----------
Weighted average common
  shares outstanding
  as adjusted (a)                                            6,275,125      6,067,376      6,260,130
                                                            ----------     ----------     ----------

Primary earnings per common
  share                                                     $      .19     $      .10     $      .09

Assuming full dilution:

Net income                                                  $1,203,000     $  602,000     $  538,000

Weighted average number of
  common shares outstanding                                  5,950,588      5,950,588      6,088,600

Effect of common stock
  equivalents                                                  330,245        117,912        171,530
                                                            ----------     ----------     ----------

Weighted average common
  shares outstanding as
  adjusted (a)                                               6,280,833      6,068,500      6,260,130
                                                            ----------     ----------     ----------

Earnings per common
  share assuming full
  dilution                                                  $      .19     $      .10     $      .09
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(a) Taking into effect the one for ten reverse stock split.

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